RESCISSION AGREEMENT

         This Rescission Agreement (the "Agreement") is entered into and effective as of February 1, 2002, by and between Netgateway, Inc., a Delaware corporation (the "Corporation"), SBI-E2Capital USA Ltd. ("SBI"), Shelly Singhal ("Singhal"), Jon Buttles ("Buttles"), Matthew McGovern ("McGovern"), and Angela McCleer ("McCleer") (each of SBI, Singhal, Buttles, McGovern and McCleer shall be referred to herein collectively as the "Investors," and individually as an "Investor").

                                    RECITALS

         WHEREAS, pursuant to that certain engagement letter ("Engagement Letter") between SBI and the Corporation, SBI was entitled to receive 2,333,333 shares of the Corporation's common stock (the "Stock") as consideration for certain financial services (the "Services") performed by SBI;

         WHEREAS, SBI directed that the shares be distributed to the Investors (the "Designation") in the amounts set forth on Schedule A attached hereto;

         WHEREAS, the Parties entered into an Investor Representation Agreement dated as of November 13, 2001 with respect to the Designation;

         WHEREAS, the business combination transaction between the Corporation and Category Five Technologies, Inc. with respect to which the Services were to be provided pursuant to the Engagement Letter was never consummated (the "Termination") and the parties to the Agreement and .Plan of Merger with respect to such transaction entered into a Termination Agreement dated as of January 14, 2002; and

         WHEREAS, the Parties wish to rescind and nullify the issuance of Stock pursuant to the Engagement Letter and the related Designation

                                    AGREEMENT

1. Rescission. The Parties hereby agree that because of the failure of the Merger to be completed and other conditions precedent to and anticipated consideration for the issuance of the Stock and the Designation before today's date, including, without limitation, the inability because of the Termination to complete the provision of the Services, and because of the parties mutual desires to nullify ab initio the legal, contractual and business relationship with respect to the issuance of the Stock and the Designation, the issuance of the Stock and the Designation is rescinded and nullified ab initio and therefore is of no force and effect from the outset.

2. Return of Stock Certificates. Simultaneously with the execution of this Agreement the Investors shall return to the Corporation the certificates representing all of the Stock, together with all necessary documentation to transfer legal title in the Stock back to the Corporation. The Investors hereby disclaim any interest whatsoever in the Stock. Upon receipt of the certificates representing the Stock the Corporation shall direct its transfer agent to cancel the Stock from its books and records.

3. Representations and Warranties of the Investor. Each Investor hereby represents and warrants to, and covenants and agrees with, the Corporation, with the understanding that the Corporation is relying on such representations, warranties and covenants in entering into this Agreement, that:

         3.1 Ownership. Investor owns all legal and beneficial ownership of the number of shares of the Stock specified opposite his or her name on Schedule A hereto and that such shares have not been pledged or hypothecated and are not subject to any lien, security interest or restriction on the ability of Investor to transfer such shares of Stock to the Corporation.

         3.2 Investment Experience. Investor acquired the Stock for investment purposes only, for Investor's own account and not as a nominee or agent for any other person, and not with a view to or for resale in connection with any distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Act"). Investor has experience as an investor in securities of companies and acknowledges that Investor and has such knowledge and experience in financial or business matters that Investor is capable of evaluating the merits and risks of entering into this Agreement, is an "accredited investor", that the Stock involves a high degree of risk and that the Corporation cannot predict whether its business will be successful. Investor further represents that the value of the Stock to Investor does not exceed 10% of Investor's net worth.

         3.3 Receipt of Information. Investor has received all the information that Investor considers necessary or appropriate for deciding whether to enter into this Agreement. Investor has had an opportunity to ask questions and receive answers from the Corporation and its officers and directors regarding the Corporation, the financial statements of the Corporation and the terms and conditions of this Agreement.

4. Survival of Representations and Warranties. The representations, warranties and covenants made herein by Investors and in any document or certificate delivered by Investors pursuant to this Agreement shall be deemed to have been relied upon by the Corporation, shall survive until the expiration of the applicable statute of limitations, or any extensions thereof, and shall be and continue in effect notwithstanding any investigation made by any party.

5. Consultation with Counsel. The Parties understand that the execution of this Agreement creates certain legal rights and responsibilities between the Parties. The Parties represent and warrant that they have had an opportunity to consult with legal counsel regarding the legal effect of this transactions and acts contemplated herein, and that they have consulted with counsel prior to entering into this transaction, or have voluntarily chosen not to consult with counsel.

6. Miscellaneous. This Agreement constitutes the entire agreements (including all representations and promises made) among the parties with respect to the subject matter hereof and no modification or waiver shall be effective unless in writing and signed in writing by the party to be charged. This Agreement shall be binding upon and inure to the respective benefit of the parties hereto and their respective successors, heirs, assigns, executors, administrators and legal representatives. This Agreement may be executed in one or more counterparts, each of which shall be deemed and original, but all of which shall constitute one and the same agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah, without giving effect to any choice or conflict of law provisions or rules (whether of the State of Utah or other jurisdiction) which would cause the application of any law, rule or regulation other than the State of Utah.

         IN WITNESS WHEREOF, the Investors and the Company have executed this Agreement as of the date first written above.

 NETGATEWAY, INC.                   SBI-E2 CAPITAL USA LTD.

 By: /s/ Don Danks                  By: /s/ Shelly Singhal
     -------------------------          --------------------------
 Name: Don Danks                    Name: Shelly Singhal
 Title: Chief Executive Officer     Title: Executive Vice President



 /s/ Shelly Singhal                 /s/ Matthew McGovern
 -----------------------------      ------------------------------
 Shelly Singhal                     Matthew McGovern


 /s/ John Buttles                   /s/ Angela McCleer
 -----------------------------      ------------------------------
 Jon Buttles                        Angela McCleer

                                   SCHEDULE A



     ------------------------------------------- ---------------------------
     NAME                                        NUMBER OF SHARES
     ------------------------------------------- ---------------------------
     SBI-E2 CAPITAL USA LTD.                      1,633,333
     ------------------------------------------- ---------------------------
     Shelly Singhal                                 315,000
     ------------------------------------------- ---------------------------
     Jon Buttles                                    157,500
     ------------------------------------------- ---------------------------
     Matthew McGovern                               157,500
     ------------------------------------------- ---------------------------
     Angela McCleer                                  70,000
     ------------------------------------------- ---------------------------